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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



THE BOARD OF DIRECTORS AND STOCKHOLDERS
HORIZON ORGANIC HOLDING COMPANY:

Our report dated May 6, 1998, contains an explanatory section that states that we did not audit the financial statements of Sunrise Organic Farms, Inc. (a
26.825 percent and 23.78 percent owned investee company as of December 28, 1996 and December 31, 1995, respectively). The financial statements of Sunrise Organic Farms, Inc. were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Sunrise Organic Farms, Inc. for the 52 weeks ended December 28, 1996 and the year ended December 31, 1995, respectively, is based solely on the report of the other auditors.

We consent to the incorporation by reference in the registration statement of Form S-8 of Horizon Organic Holding Corporation of our report dated May 6, 1998 relating to the consolidated balance sheets of Horizon Organic Holding Corporation and subsidiaries as of December 31, 1997 and December 28, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997, the 52 weeks ended December 28, 1996 and the year ended December 31, 1995, which report appears in the Company's registration statement of Form S-I/A (No. 333-51465).


                                            /S/ KPMG Peat Marwick LLP
                                            KPMG PEAT MARWICK LLP


Boulder, Colorado
September 28, 1998